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Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

        The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of Inovalon Holdings, Inc. ("Inovalon" or the "Company") and the historical financial statements of Avalere Health, Inc. ("Avalere") to illustrate the effect of the transaction described below. The pro forma financial statements were based on, and should be read in conjunction with, the:

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  accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

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  consolidated financial statements of Inovalon for the year ended December 31, 2014 and the notes relating thereto, included in Inovalon's 2014 Annual Report on Form 10-K;

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  unaudited condensed consolidated financial statements of Inovalon for the six months ended June 30, 2015 and 2014, and the notes relating thereto, included in Inovalon's June 30, 2015 Quarterly Report on Form 10-Q;

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  unaudited condensed consolidated financial statements of Inovalon for the nine months ended September 30, 2015 and 2014, and the notes relating thereto, included in Inovalon's September 30, 2015 Quarterly Report on Form 10-Q; and

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  consolidated financial statements of Avalere Health, Inc., for the year ended December 31, 2014 and unaudited condensed consolidated financial statements for the six months ended June 30, 2015 and 2014, and the notes relating thereto, included elsewhere in this Form 8-K/A.

        The historical financial results and position of Inovalon and Avalere have been combined and adjusted in the pro forma financial statements to give effect to pro forma events that are (a) directly attributable to the acquisition of Avalere, (b) factually supportable and (c) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income, or the pro forma statements of income, for the year ended December 31, 2014 and for the six months ended June 30, 2015, give effect to Inovalon's acquisition of Avalere as if it occurred on January 1, 2014. The Company's Unaudited Condensed Consolidated Balance Sheet, as of June 30, 2015, gives effect to Inovalon's acquisition of Avalere as if it occurred on June 30, 2015.

        The pro forma financial statements have been prepared under the rules and regulations of Article 11 of Regulation S-X as set forth by the Securities and Exchange Commission.

        The preliminary determination and allocation of the purchase consideration used in the unaudited pro forma financial statements are based upon preliminary estimates that are subject to change during the measurement period as we finalize the valuation of the net tangible and intangible assets acquired.

        The pro forma financial statements have been presented for informational purposes only and are based upon available information and assumptions that management of Inovalon believes are reasonable under the circumstances. These pro forma financial statements are not necessarily indicative of what the combined entity's results of operations and financial position would have been had the transaction been completed on the dates indicated. Inovalon has incurred and expects to incur additional costs to integrate Avalere into Inovalon. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined entity. The actual results reported by the combined company in the periods following the acquisition may differ significantly from those reflected in these unaudited pro forma combined financial statements.

Description of the Transactions

        On September 1, 2015, (the "Acquisition Date"), pursuant to terms of the Share Purchase Agreement, (the "Purchase Agreement"), the Company acquired 100 percent of the stock of Avalere. Avalere is a provider of data-driven advisory services and business intelligence solutions primarily to the pharmaceutical and life sciences industry. Certain portions of the stated purchase price of $140.0 million are contingent upon the achievement of financial and operational objectives, and other portions are subject to continued employment provisions. The Company completed the acquisition of Avalere through the use of cash on hand and the issuance of 235,737 shares, subject to sale restrictions, of Class A common stock. The addition of Avalere, with its more than 200 pharmaceutical and life sciences clients, is expected to expand Inovalon's capabilities and client base into the expansive and adjacent markets of the pharmaceutical and life sciences industry.

 UNAUDITED CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Inovalon Holdings, Inc.
Proforma Condensed Combined Consolidated Statements of Income
For the Six Months Ended June 30, 2015
(Unaudited)

	Historical
(In thousands, except per-share amounts)	Inovalon Holdings, Inc.	Avalere Health, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined
Revenue	$211,251	$25,006	$—		$236,257
Expenses:
Cost of revenue	65,453	7,168	(492)	a	72,129
Sales and marketing	4,227	—	1,508	b	5,735
Research and development	10,915	—	—		10,915
General and administrative	49,585	21,491	492	a	70,060
		—	(1,508)	b
Depreciation and amortization	9,727	717	1,586	c	12,030

Total operating expenses	139,907	29,376	1,586		170,869

Income (loss) from operations	71,344	(4,370)	(1,586)		65,388

Other income and (expenses):
Interest income	623	2	—		625
Interest expense	(2,208)	—	—		(2,208)
Other expense	—	(1)	—		(1)

Income before taxes	69,759	(4,369)	(1,586)		63,804
Provision for income taxes	29,864	(1,546)	(561)	d	27,757

Net income (loss)	$39,895	$(2,823)	$(1,025)		$36,047

Net income attributable to common stockholders, basic and diluted	$39,891	$(2,823)	$(1,025)		$36,044

Net income per share attributable to common stockholders, basic and diluted:
Basic net income per share	$0.28				$0.25

Diluted net income per share	$0.27				$0.25

Weighted average shares of common stock outstanding:
Basic	141,524		236	e	141,760

Diluted	145,149				145,149

Inovalon Holdings, Inc.
Proforma Condensed Combined Consolidated Statements of Income
For the Year Ended December 31, 2014
(Unaudited)

	Historical
(In thousands, except per-share amounts)	Inovalon Holdings, Inc.	Avalere Health, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined
Revenue	$361,540	$47,131	$—		$408,671
Expenses:
Cost of revenue	112,761	16,619	(778)	a	128,602
Sales and marketing	7,143	—	2,659	b	9,802
Research and development	23,130	—	—		23,130
General and administrative	88,565	30,719	778	a	117,403
			(2,659)	b
Depreciation and amortization	19,880	940	3,644	c	24,464

Total operating expenses	251,479	48,278	3,644		303,401

Income from operations	110,061	(1,147)	(3,644)		105,270

Other income and (expenses):
Interest income	6	5	—		11
Interest expense	(1,336)	—	—		(1,336)
Other expense	—	(2)	—		(2)

Income before taxes	108,731	(1,144)	(3,644)		103,943
Provision for income taxes	43,379	(505)	(1,609)	d	41,265

Net income	$65,352	$(639)	$(2,035)		$62,678

Net income per share attributable to common stockholders, basic and diluted:
Basic net income per share	$0.50				$0.48

Diluted net income per share	$0.49				$0.47

Weighted average shares of common stock outstanding:
Basic	130,770		236	e	131,006

Diluted	133,289				133,289

Inovalon Holdings, Inc.
Proforma Condensed Combined Consolidated Balance Sheet
June 30, 2015
(Unaudited)

	Historical
(In thousands)	Inovalon Holdings, Inc.	Avalere Health, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$194,433	$8,722	$(118,051)	f	$210,104
			125,000	f
Short-term investments	602,559	—	(125,000)	f	477,559
Accounts receivable, net	86,960	12,225	—		99,185
Prepaid expenses and other current assets	7,514	1,167	(1,069)	g	7,612
Deferred income taxes	437	1,770	(266)	g	1,941

Total current assets	891,903	23,884	(119,386)		796,401
Non-current assets:
Property, equipment and capitalized software, net	53,817	3,193	—		57,010
Goodwill	62,269	—	124,298	f	138,481
			25,419	g
			(19,110)	h
			(57,520)	i
			3,125	j
Intangible assets, net	6,644	—	45,800	i	64,164
			8,300	i
			2,600	i
			820	i
Deferred income taxes	—	6,202	—		6,202
Other assets	1,645	761	—		2,406

Total assets	$1,016,278	$34,040	$14,346		$1,064,664

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$10,322	$970	$—		$11,292
Accrued compensation	13,912	7,239	—		21,151
Vested incentive plan	—	3,366	—		3,366
Other current liabilities	2,082	—	2,400	f	8,937
			3,125	j
			1,330	k
Deferred revenue	2,433	2,671	—		5,104
Income tax payable	8,715	45	—		8,760
Deferred rent	624	71	—		695
Credit facilities	16,250	—	—		16,250
Capital lease obligation	117	—	—		117

Total current liabilities	54,455	14,362	6,855		75,672
Non-current liabilities:
Credit facilities, less current portion	273,750	—	—		273,750
Capital lease obligation, less current portion	272	—	—		272
Deferred rent	2,321	568	—		2,889
Deferred income taxes	12,314	—	24,084	g	36,398

Total liabilities	343,112	14,930	30,939		388,981

Stockholders' equity (deficit):
Preferred stock	—	2	(2)	h	—
Common stock	—	3	(3)	h	—
Class A common stock	—	—	—		—
Class B common stock	1	—	—		1
Additional paid-in-capital	453,445	26,630	3,847	f	457,292
			(26,630)	h
Retained earnings (Accumulated loss)	221,372	(7,525)	7,525	h	220,042
			(1,330)	k
Other comprehensive income (loss)	(1,652)	—	—		(1,652)

Total stockholders' equity (deficit)	673,166	19,110	(16,593)		675,683

Total liabilities and stockholders' equity (deficit)	$1,016,278	$34,040	$14,346		$1,064,664

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation

        The Inovalon acquisition was accounted for under the provisions of Accounting Standards Codification 805, Business Combinations, ("ASC 805"). The Company allocated the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The Company is in the process of completing its assessment of fair values for identifiable tangible and intangible assets, and liabilities assumed; therefore, the values set forth within the unaudited pro forma condensed combined financial statements are subject to adjustment during the measurement period for such activities as estimating useful lives of long-lived assets and finite lived intangibles and completing assessments of fair values. The amount of these potential adjustments could be significant.

        The pro forma adjustments described below were developed based on management's assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed of Avalere based on preliminary estimates of fair value.

        The unaudited pro forma condensed combined consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations.

        The unaudited pro forma condensed combined consolidated financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions, or other restructurings that could result from the acquisition. Furthermore, the results are not inclusive of acquisition costs directly attributable to Inovalon's acquisition of Avalere, as they are not expenses with a continuing impact and are determined to be one-time expenses.

2. Purchase Consideration and Related Allocation (in thousands)

        The summary of the composition of the stated purchase price and fair value of the stated purchase price is as follows:

Share Purchase Agreement purchase price	$140,000
Working capital adjustment	2,300

Subtotal	142,300

Fair Value Adjustments:
Restricted stock marketability discount	(1,153)
Performance objectives discount from maximum value	(600)
Post-acquisition compensation expense	(16,249)

Total fair value purchase price	$124,298

        The composition of the fair value purchase price is as follows:

Cash	$118,051
Issuance of Class A common stock	3,847
Contingent consideration	2,400

Total fair value purchase price	$124,298

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

2. Purchase Consideration and Related Allocation (in thousands) (Continued)

        The contingent consideration component of the fair value purchase price is based on the achievement of an operational performance objective. The contingent consideration is remeasured to fair value at each reporting date until the contingency is resolved, and any changes in fair value are generally recognized in earnings.

Preliminary Recording of Assets Acquired and Liabilities Assumed

        Estimates of fair value included in the condensed consolidated financial statements, in conformity with ASC No. 820, Fair Value Measurements and Disclosures, represent the Company's best estimates and valuations developed with the assistance of independent appraisers and, where the following have not yet been completed or are not available, industry data and trends and by reference to relevant market rates and transactions. The following estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond the control of the Company. Accordingly, the Company cannot provide assurance that the estimates, assumptions, and values reflected in the valuations will be realized, and actual results could vary materially. In accordance with ASC No. 805, Business Combinations, the allocation of the consideration value is subject to additional adjustment until the Company has completed its analysis, but not to exceed one year after the date of acquisition, which was September 1, 2015, to provide the Company with the time to complete the valuation of its assets and liabilities.

        The following table summarizes the preliminary estimated purchase price allocation to assets acquired and liabilities assumed as of September 1, 2015:

Cash and cash equivalents	$4,037
Accounts receivable	13,011
Current assets	1,958
Property, equipment and capitalized software	3,248
Intangible assets(1)	57,520
Goodwill(2)	74,238
Deferred income taxes	947
Other assets	224

Total assets acquired	155,183

Current liabilities	(11,054)
Deferred tax liability	(17,677)
Deferred revenue	(1,600)
Other liabilities	(554)

Total liabilities assumed	(30,885)

Net assets acquired	$124,298

(1)
Identifiable intangible assets were measured using a combination of an income approach and a market approach.

(2)
Goodwill is the excess of the consideration transferred over the net assets recognized and represents the future economic benefits, primarily as a result of other assets acquired that could not be individually identified and separately recognized. Goodwill is not amortized and is not deductible for tax purposes.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

2. Purchase Consideration and Related Allocation (in thousands) (Continued)

        Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate material adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

        The preliminary amounts attributed to identified intangible assets are summarized in the table below:

	Weighted Average Useful Life	Total
Customer relationships	10 years	$45,800
Tradename	10 years	8,300
Technology	5 years	2,600
Non-compete agreements	3 years	820

Total intangible assets		$57,520

3. Reclassifications and Pro Forma Adjustments

        The pro forma adjustments included in the unaudited pro forma financial statements are as follows:

Note	Description
(a)	To align accounting policy related to the classification of occupancy expenses.
(b)	To align accounting policy related to the classification of general and administrative and sales and marketing expenses.
(c)	To reflect the amortization expense resulting from intangible assets established from the Avalere acquisition.
(d)	The provision for income taxes was calculated based on Avalere's historical tax rate.
(e)	To reflect the issuance of restricted stock pursuant to the terms of the Avalere Purchase Agreement.
(f)	To reflect the consideration paid for Inovalon's acquisition of Avalere.
(g)	To record the deferred tax liabilities that arose as a result of book versus tax differences on acquired intangible assets.
(h)	To record the elimination of Avalere's preferred and common stock, additional paid in capital, and retained earnings, in connection with the allocation of the purchase price to net assets acquired.
(i)	To record the fair value of identifiable intangible assets in connection with the allocation of the purchase price to net assets acquired.
(j)
To record the fair value of an employee retention escrow liability. The escrowed amount was paid in cash on closing, and may be released to shareholders at a future date if the related contingency is resolved.
(k)	To record the incremental transaction costs of the acquisition which were not yet reflected in the historical financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

4. Pro Forma Net Income per Share

        The pro forma basic and diluted net income per share is based on the weighted average number of common shares of Inovalon's common stock outstanding during the period, including, on a pro forma basis, the issuance of restricted stock that occurred on September 1, 2015, pursuant to the terms of the Avalere Purchase Agreement.

        Basic net income per share of common stock is computed by dividing the net income attributable to common stockholders by the weighted-average number of shares of Inovalon's common stock outstanding during the period. Any unvested RSAs are excluded from the calculation of the weighted-average shares of common stock until vesting occurs, as the restricted shares are subject to forfeiture and cancellation until vested.

        Diluted net income per share of common stock is computed by dividing the net income attributable to common stockholders by the weighted-average number of shares of Inovalon's outstanding common stock, including potentially dilutive shares of common stock assuming the dilutive effect of potential shares of common stock for the period determined using the treasury stock method.

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  Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
Inovalon Holdings, Inc. Proforma Condensed Combined Consolidated Statements of Income For the Six Months Ended June 30, 2015 (Unaudited)
Inovalon Holdings, Inc. Proforma Condensed Combined Consolidated Statements of Income For the Year Ended December 31, 2014 (Unaudited)
Inovalon Holdings, Inc. Proforma Condensed Combined Consolidated Balance Sheet June 30, 2015 (Unaudited)
Notes to Unaudited Pro Forma Condensed Combined Financial Statements